ASSET PURCHASE AGREEMENT


                  ASSETS PURCHASE AGREEMENT, dated as of June 4, 1998, by and among ROTARY POWER MARINE, INC., a Delaware corporation ("Seller") and ROTARY POWER MARINE CORPORATION, a New York corporation ("Purchaser").

                                    RECITALS:

                  A. Seller is engaged in the business of the manufacture and sale of rotary engines for marine uses (the "Business").

                  B. Subject to the terms and conditions contained in this Agreement, Seller desires to sell and Purchaser desires to purchase certain tangible and intangible assets utilized by Seller in the Business.

                  NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I. - PURCHASE AND SALE

                  1.1 Agreement to Sell. At the Closing hereunder (as defined in
Section 2.1 hereof) and except as otherwise specifically provided in this
Section 1.1, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the following, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever ("Encumbrances"): (a) certain inventory of Seller, as listed in Schedule 1.1(a) annexed hereto and made a part hereof, which shall include ninety-five (95) unused gasoline Mazda engines in original Mazda packaging ("New Mazda Engines"), four (4) work in progress engines, used engines and parts; (b) certain fixed assets of Seller listed in
Schedule 1.1(b) hereto, which shall include four sets of office furniture, benches, shelving, one boat and trailer, a Superflow SF-901 Dynamometer and controls with Serial Number __________; (c) certain intangible assets of Seller related to Series 65 engines including, without limitation, the name and logo of "Rotary Power Marine, Inc." (and all variations thereof) and all Series 65 gasoline manufacturing procedures, Series 65 gasoline bills of materials, Series 65 gasoline operator and service manuals, Series 65 gasoline designs, drawings and blueprints created after September 1, 1995 and Series 65 gasoline vendor and customer lists; (d) all engine supply agreements for the Series 65 gasoline engines; and (e) all claims, defenses and choses of action


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Seller may have related to the intangible assets utilized in its business prior to the date of this Agreement (all of (a), (b), (c), (d) and (e) to be collectively referred to herein as, the "Purchased Assets"). The parties hereto agree that the Purchased Assets do not include one Superflow Dynamometer with Serial Number __________ (the "Retained Dynamometer"), and that Seller shall retain all right, title and interest in the Retained Dynamometer.

                  1.2 Agreement to Purchase. At the Closing hereunder, Purchaser shall purchase the Purchased Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (hereinafter defined in Section 1.3.1 hereof).

                  1.3  The Purchase Price.

                  1.3.1. Purchase Price. The Purchase Price shall be an amount equal to:

                         (a) One hundred forty thousand ($140,000) dollars, which shall be paid by the Purchaser as follows:
                              (i) eighty-four thousand ($84,000) dollars (the "Down Payment") which shall be delivered by (y) cash or certified check representing the escrow amount, if any, recommended by the State of New Jersey Department of the Treasury Division of Taxation Bulk Sale Unit (the "Bulk Sales Department"), delivered to Seller's attorney at the Closing to be held in escrow until receipt of notification of satisfaction and release of all tax liability of the Seller by the State of New Jersey Department of the Treasury Division of Taxation, and (z) cash or certified check representing the balance of the Down Payment to be delivered to Seller at the Closing; and (ii) fifty-six thousand ($56,000.00) dollars to be delivered to Seller in cash or certified or bank check on or before September 1, 1998. In addition, Purchaser shall pay interest on the amount due Seller pursuant to this Section 1.3.1(a)(ii) (until such amount is paid in full) at the rate of six (6%) percent per annum, with such accrued interest to be paid on the 1st day of each month;

                         (b) an amount not to exceed eight thousand six hundred ($8,600) dollars to fund repairs and


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                              upgrades to the Retained Dynamometer ("Upgrade
                              Costs") which repairs and upgrades may become necessary for the Retained Dynamometer to perform the same functions as a Superflow model SF-901 during series production testing of 70 series engines. In no event shall Purchaser be required to pay more than $8,600 in Upgrade Costs, and the Upgrade Costs shall be paid in cash or certified or bank check by Purchaser within thirty (30) days of Purchaser's receipt of a written notification from Seller, sworn to by the President of Seller, which states that the Retained Dynamometer no longer performs at least the functions of a Superflow model SF-901 during series production testing of 70 series engines (the "Dynamometer Notice"). Notwithstanding the foregoing, in lieu of payment of $8,600 to Seller as set forth above, Purchaser may have the necessary repairs and upgrades made to the Retained Dynamometer at its own expense, within thirty (30) days of receipt of the Dynamometer Notice.

                  Effective upon the Closing, Purchaser shall grant Seller a security interest in the Purchased Assets, and will cause to be filed appropriate UCC-1 financing statements in respect thereof, to secure payment of the interest and principal referenced in Sections 1.3.1(a)(ii) above. Nothing contained herein or in the UCC-1 financing statements shall be construed to prevent Purchaser from using and selling inventory in the ordinary course of business.

                       1.3.2. Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets acquired hereunder as described in
Schedule 1.3.2. hereto. Seller and Purchaser each hereby covenant and agree that they or it will not take a position on any income tax return, before any governmental agency charged with the collection of any income taxes, or in any judicial proceeding that is in any way inconsistent with the terms of this
Section 1.3.2. The allocation described in Schedule 1.3.2. shall be reflected in the notification of bulk sale which shall be delivered to the New Jersey Tax Department by Purchaser immediately following execution of this Agreement.

                  1.4 Assumption of Liabilities. As of the Closing, Purchaser shall either (i) assume and agree to perform, discharge and pay all of the rights, duties, liabilities and obligations of Seller under the Agreement dated November 10, 1995 (the "Mazda


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Agreement") by and among Mazda Motor Corporation, Mazda (North America), Inc.
(collectively, "Mazda"), and Seller, or (ii) in the event Purchaser decides to enter into a new agreement with Mazda, produce a confirmation of the termination of the Mazda Agreement as required by Section 2.2(b)(v) hereof. Except as otherwise set forth in the preceding sentence, in no event shall Purchaser assume, pay, perform or discharge any liabilities or obligations of the Seller whatsoever, including without limitation any of the following:

                           (a) any product liability or similar claim for injury
                  to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller on or prior to the Closing, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income;

                           (b) any federal, state or local income or other tax
                  (i) payable with respect to the business, assets, properties or operations of Seller (or any member of any affiliated group of which Seller is a member) for any period prior to the Closing Date, or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller (or any member of any affiliated group of which Seller is a member) of this Agreement and the transactions contemplated hereby, except that Purchaser shall be responsible for payment of sales tax arising from the sale of the Purchased Assets by the Seller;

                           (c) any liability or obligation arising prior to or
                  as a result of the Closing to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Closing, or under any benefit arrangement with respect thereto;

                           (d) any liability or obligation of Seller arising
                  from Seller's violation of any Regulations related to soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), ground waters, drinking water supply, stream sediments, ambient


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                  air (including indoor air), plant and animal life, and any other environmental medium or natural resource (the "Environment"), including the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq. and the Occupational Safety and Health Act ("OSHA"), 39 U.S.C. ss. 651 et seq., as such laws have been or will be amended or supplemented and the regulations promulgated pursuant thereto and all analogous state or local statutes including any environmental property transfer laws (all of the foregoing collectively referred to herein as "Environmental Laws");

                           (e) any liability or obligation of Seller arising or
                  incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts;

                           (f) any liability or obligation which may arise by
                  reason or with respect to the dissolution or liquidation of Seller; or

                           (g) liabilities or obligations of Seller arising
                  after the Closing Date.

                  1.5. Escrow of Funds. The parties hereto agree that the portion of the Purchase Price referenced in Section 1.3.1(a)(i) (the "Escrowed Funds") shall be held in escrow by Seller's attorney, Wilentz, Goldman & Spitzer, P.A. (the "Escrow Agent"), until receipt of notification of release and satisfaction of all tax liability of the Seller from the State of New Jersey Department of the Treasury Division of Taxation. In no event shall this Section
1.5 be construed to limit Seller's liability under Article VII to the amount held in escrow, and Seller shall be liable for all Losses to the fullest extent.

ARTICLE II. -  CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY
               CONSENTS, CHANGE IN NAME AND FURTHER ASSURANCES


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                  2.1 Closing. The closing (the "Closing") of the sale and
purchase of the Purchased Assets shall take place within thirty (30) days of execution of this Agreement at such time, date and location as may be mutually agreed upon in writing by Purchaser and Seller. The date of the Closing is sometimes herein referred to as the "Closing Date".

                  2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

                           (a) Seller shall deliver to Purchaser such bills of
                  sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Purchased Assets, including without limitation, (A) good and valid title in and to all of the Purchased Assets and (B) all of Seller's rights under all agreements, contracts, commitments, and other documents included in the Purchased Assets to which either Seller is a party or by which either Seller has rights on the Closing Date.

Simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Purchased Assets.

                           (b) Purchaser shall deliver the following:

                               (i) the escrow amount recommended by the Bulk Sales Department to the Escrow Agent;

                               (ii)  the balance of the Down Payment to the
                                     Seller;

                               (iii) a promissory note in the principal amount
                                     of $56,000.00 bearing interest at 6% per annum (the "Promissory Note");

                               (iv) such UCC-1 financing statements and other documents executed by Purchaser as may be necessary to grant Seller a security interest in the Purchased Assets as security for


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

                                     Purchaser's performance of its obligations under the Promissory Note; and

                               (v) an Assignment and Assumption of the Mazda Agreement, or in the event Purchaser enters into a new agreement, a confirmation of termination of the Mazda Agreement.

                  (c) At or prior to the Closing, the parties hereto shall also deliver to each other the agreements, opinions, certificates and other documents and instruments referred to in Article V hereof.

                  2.3 Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, or other Purchased Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Purchased Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser. Notwithstanding the foregoing, it is an express condition of Closing that Seller shall have obtained an assignment of all engine supply agreements, or that new agreements with terms satisfactory to Purchaser in its sole discretion shall have been entered into by Purchaser to assure the continuous supply of Mazda engines to Purchaser after the Closing Date.

                  2.4 Change in Name. On the Closing Date, Seller shall deliver to Purchaser all such executed documents as may be required to change RPM's name on that date to another name bearing no similarity to Rotary Power Marine, Inc., including but not limited to a name change amendment with the Secretary of State of Delaware and an appropriate name change notice for each state where RPM is qualified to do business. Seller hereby appoints Purchaser as its


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attorney-in-fact to file all such documents on or after the Closing Date.

                  2.5 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Purchased Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

ARTICLE III. - REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of the Seller. Seller hereby represents and warrants to Purchaser that, except as set forth on the Schedules attached hereto and made a part hereof, each of which exceptions shall specifically identify the relevant subsection hereto to which it relates:

                           3.1.1. Corporate Existence. Seller (a) is a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (b) has full corporate power and authority to conduct its business as it is now being conducted, to own or use its properties and assets that it purports to own or use, and to perform all its obligations under all contracts, agreements or instruments to which it is a party.

                           3.1.2. Corporate Power; Authorization; Enforceable
Obligations. Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered on behalf of Seller by duly authorized officers of the Seller, and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding joint and several obligations of Seller, enforceable against it in accordance with their respective terms.


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                           3.1.3. Validity of Contemplated Transactions, etc.
The execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller are subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of Seller, any resolutions adopted by the board of directors or shareholders of either Seller, any shareholder voting agreement entered into by the shareholders of either Seller, (d) any mortgage, indenture, agreement, contract, commitment, or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Purchased Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

                           3.1.4. No Third Party Options. There are no existing
agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Purchased Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of inventory of Seller.

                           3.1.5. Business Transactions. Except as set forth on
Schedule 3.1.5., since December 31, 1997, Seller, with respect to the Business, has not entered into any transaction other than in the ordinary course of business consistent with past practice.

                           3.1.6. Title to Properties. Seller has good, valid
and marketable title to all of its properties and assets, real, personal and mixed, included in the Purchased Assets, free and clear of all Encumbrances and defects of title of any nature whatsoever, except as set forth in Schedule 3.1.6 annexed hereto. All Encumbrances set forth in such Schedule shall be removed at or prior to Closing, and Seller shall deliver fully executed UCC-3 statements evidencing termination of such Encumbrances.

                           3.1.7. Compliance with Law; Authorizations. Each
Seller has complied with, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation,


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whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject ("Regulations").

                           3.1.8. Litigation. Except as set forth on Schedule
3.1.8. annexed hereto, no litigation, including any arbitration, investigation or other proceeding (collectively, "Proceedings") of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of Seller, threatened against Seller or which relates to the Purchased Assets or the transactions contemplated by this Agreement, nor does Seller know of any reasonably likely basis for any Proceeding. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect the Purchased Assets or the transactions contemplated hereby. Seller has delivered to Purchaser copies of all pleadings, correspondence or other documents relating to each Proceeding set forth in Schedule 3.1.8. There are no Proceedings listed in
Schedule 3.1.8 or required to be listed that may have a material adverse effect on the Business, its operations, assets, condition or prospects, or upon the Purchased Assets.

                           3.1.9. Contracts and Commitments. Except as set forth
in Schedule 3.1.9 annexed hereto, Seller is not party to any written or oral agreement, contract or commitment relating to the Purchased Assets.

                           3.1.10. Availability of Documents. Seller has made
available to Purchaser copies of all documents listed in the Schedules annexed hereto or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect modifications thereunder.

                           3.1.11. Completeness of Disclosure. No representation
or warranty by Seller in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution of performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                  3.2. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:


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                           3.2.1. Corporate Existence. Purchaser is a
corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                           3.2.2. Corporate Power and Authorization. Purchaser
has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the Promissory Note. The execution, delivery and performance of this Agreement and the Promissory Note by Purchaser have been duly authorized by all necessary corporate action. This Agreement and the Promissory Note have been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

                           3.2.3. Validity of Contemplated Transactions, etc.
The execution, delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents or ByLaws of, or any securities issued by, Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Purchaser.

                  3.3. Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Agreement shall survive the Closing for a period of two years. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein or therein.

ARTICLE IV. - AGREEMENTS PENDING CLOSING


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                  4.1 Agreements of Seller Pending the Closing. Seller covenants and agrees that, pending the Closing and except otherwise agreed to in writing by Purchaser:

                           4.1.1. Maintenance of Purchased Assets. Seller shall
continue to maintain and service the Purchased Assets used in the conduct of the Business in the same manner as been its consistent past practice.

                           4.1.2. Business Relations. Seller shall use its best
efforts to maintain the relations and good will with the suppliers, customers, distributors and any others having business relations with the Business.

                           4.1.3. Compliance with Laws, etc. Seller shall comply
with all laws, ordinances, rules, regulations and orders applicable to the Business, or Seller's operations, assets or properties in respect thereof, the noncompliance with which might materially adversely affect the Business or the Purchased Assets.

                           4.1.4. Update Schedules. Seller shall promptly
disclose to Purchaser any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the schedules hereto for the purposes of Article V hereof, unless Purchaser shall have consented thereto in writing.

                           4.1.5. Sale of Assets; Negotiations. Seller shall
not, directly or indirectly, sell or encumber all or any part of the Purchased Assets or initiate or participate in any discussions or negotiations or enter into any agreement to do so. Seller shall not provide any confidential information concerning the Business or the Purchased Assets to any third party other than in the ordinary course of business.

                           4.1.6. Access. Seller shall give Purchaser reasonable
access to the Purchased Assets at the then location of such Purchased Assets, and at such times as may be mutually agreed by Seller and Purchaser, for the purposes of making physical inventories and inspections of the Purchased Assets.

                           4.1.7. Press Releases. Except as required by
applicable law or Regulation, Seller shall not give notice to third parties or otherwise make any public statement or releases


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

concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form content by Purchaser, which approval shall not be unreasonably withheld.

                  4.2 Agreements of Purchaser Pending the Closing. Purchaser covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Seller:

                           4.2.1. Actions of Purchaser. Purchaser will not
knowingly take any action which would result in a breach of any of its representations or warranties hereunder. Furthermore, Purchaser shall cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Purchaser under this Agreement to be satisfied on or prior to the Closing Date.

                           4.2.2. Confidentiality. Unless and until the Closing
has been consummated, Purchaser will hold, and shall cause its counsel, accountants and agents to hold in confidence any confidential data or information made available to Purchaser in connection with this Agreement with respect to the Business using the same standard of care to protect such confidential data or information as is used to protect Purchaser's confidential information. If the transactions contemplated by this Agreement are not consummated, Purchaser shall return or cause to be returned to Seller all written materials and all copies thereof that were supplied to Purchaser by Seller and that contain any such confidential data or information.

ARTICLE V. - CONDITIONS PRECEDENT TO THE CLOSING

                  5.1. Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                           5.1.1. Representations and Warranties True as of the
Closing Date. The representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered by Seller to Purchaser pursuant to the provisions hereof shall have been true on the date hereof without regard to any schedule updates furnished by Seller after the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                           5.1.2. Compliance with this Agreement. Seller shall
have performed and complied with all agreements and


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

conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           5.1.3. Closing Certificate. Purchaser shall have
received a certificate from Seller dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 5.1.1. and 5.1.2. hereof have been fulfilled and certifying that Seller have obtained all consents and approvals required with respect to Seller or the Purchased Assets by Section 5.1.5. hereof.

                           5.1.4. No Threatened or Pending Litigation. On the
Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                           5.1.5. Consents and Approvals. All consents and
approvals necessary to be obtained for the consummation of the transactions contemplated hereby shall have been obtained.

                           5.1.6. Material Adverse Changes. The Purchased Assets
shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

                           5.1.7. Release of Liens. Seller shall have provided
Purchaser with evidence satisfactory to Purchaser that all liens, pledges, security interests, charges, claims, restrictions and other encumbrances relating to any of the Purchased Assets have been released on or prior to the Closing Date.

                           5.1.8. Mazda Agreement. Purchaser shall have assumed
the rights, duties, liabilities and obligations of Seller under the Mazda Agreement. After the Closing Date, Purchaser may negotiate a new agreement with Mazda at Purchaser's own risk.

                           5.1.9. Compliance with ISRA. Seller shall have (i)
complied with all provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1D-1 et seq., 13:1K-6 (ISRA) and the Industrial Site Recovery Act Rules, N.J.A.C. 7:26 B-1 et seq. and satisfied all requirements thereunder, and shall have received from the New Jersey Department of Environmental Protection (the "DEP") the written approval of a negative declaration, a remedial action work plan or a remediation agreement, or (ii) in the alternative, filed a diminimus quantity exemption application with the DEP to be exempt from the provisions of ISRA and shall have received a written determination from the DEP that such an exemption is available to the Seller.

                  5.2 Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                           5.2.1. Representations and Warranties True as of the
Closing Date. The Representations and warranties of Purchaser contained in this Agreement or in any list, certificate or document delivered by Purchaser to Seller pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                           5.2.2. Compliance with this Agreement. Purchaser
shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           5.2.3. Closing Certificates. Seller shall have
received a certificate from Purchaser dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 5.2.1. and 5.2.2. hereof have been fulfilled.

                           5.2.4. No Threatened or Pending Litigation. On the
Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

ARTICLE VI. - POST CLOSING MATTERS

                  6.1 Use of Name. From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "Rotary Power Marine" and variants thereof. From and after the Closing Date, Seller will not itself use the name or any names similar thereto or variants thereof.

                  6.2 Covenant Not to Compete and Not to Use or Disclose Certain Information. Seller, on behalf of itself and its affiliates covenants that, for a period of five (5) years after the Closing Date such person will not, directly or indirectly, operate, join, control or participate in management, operation or control of, any company, corporation, proprietorship or partnership which engages in the sale or distribution of Series 65 gasoline engines to any marine market. Seller, on behalf of itself and its affiliates further covenants that it shall treat as confidential and proprietary all Series 65 gasoline designs, drawings and blueprints used in its business prior to the date of this Agreement, whether or not such Series 65 gasoline designs, drawings and blueprints are part of the Purchased Assets, and shall not disclose any Series 65 gasoline designs, drawings and blueprints used in its business prior to the date of this Agreement to any person or entity other than Purchaser, nor shall Seller use them to compete with Purchaser. The parties specifically acknowledge and agree that the remedy at law for any breach of the foregoing restrictions will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 6.2 should ever be deemed to exceed the limitation provided by applicable law, then the parties agree that such provisions shall be reformed to set forth the maximum limitations permitted.

                  6.3 Transfer of Possession of Tangible Purchased Assets. The parties hereto agree that although transfer of title and ownership of the Purchased Assets shall take place at Closing, Purchaser shall have up to two weeks after the date of Closing to take actual physical possession of the tangible Purchased Assets. Purchaser shall obtain all necessary insurance to cover risk of loss from and after the Closing Date. Seller shall not be liable for any damage or loss to the Purchased Assets after the Closing Date, except to the extent such damage or loss is caused by the gross negligence or willful misconduct of Seller, or any of their employees, officers, directors, agents or affiliates. Seller shall cooperate with Purchaser in arranging physical transfer of the Purchased Assets during Seller's normal business hours.

ARTICLE VII - INDEMNIFICATION

                  Section 7.1 Indemnification of the Purchaser . The Seller agrees to indemnify, defend and hold harmless the Purchaser and any of its affiliates, shareholders, members, officers, partners, employees, successors and assigns from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses

(including fees and disbursements of counsel and expenses of investigation and defense), claims, liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") which, directly or indirectly, arise out of, result from or relate to:

                  (i) any inaccuracy in or any breach of any representation and warranty, or any breach of any covenant or agreement, of the Seller contained in this Agreement or in any other document contemplated by this Agreement;

                  (ii) any claim by a creditor of the Seller;

                  (iii) (A) contamination occurring after January 5, 1998 on any real property, leasehold or other interests currently or formerly owned or operated by Seller by any substance, material or waste which is or will foreseeably be regulated by any governmental body, including any material, substance or waste which is defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "contaminant", "toxic waste", or "toxic substance" under any provision of Environmental Law, which includes petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls (all of the foregoing collectively referred to herein as "Hazardous Materials");

                        (B) Seller's financial responsibility arising after January 5, 1998 under any Environmental Laws for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or responsive actions ("Cleanup") required by any applicable Environmental Laws (whether or not such Cleanup has been required or requested by any governmental body or any other person) and for any natural resource damages;

                        (C) Seller's failure after January 5, 1998 to obtain and maintain all permits, approvals, authorizations, licenses, variances, registrations or permissions required under any applicable Environmental Laws or order thereunder ("Environmental Permits") necessary for its operations; or

                  (iv) any liability or obligation of Seller arising from Seller's violation after January 5, 1998 of any Regulations related to soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource (the "Environment"), including the

United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Clean Air Act, 33 U.S.C. ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq. and the Occupational Safety and Health Act ("OSHA"), 39 U.S.C. ss. 651 et seq., as such laws have been or will be amended or supplemented and the regulations promulgated pursuant thereto and all analogous state or local statutes including any environmental property transfer laws (all of the foregoing collectively referred to herein as "Environmental Laws");

                  (v) Seller's use after January 5, 1998 of any patent, trademark, service mark, copyright, software, trade secret or know-how not owned by Seller;

                  (vi) (A) Seller's failure to file on a timely basis all tax returns required to be filed after January 5, 1998 by or with respect to applicable local, state or federal Regulations;

                       (B) Seller's failure to file true, correct and complete tax returns after January 5, 1998;

                       (C) Seller's failure to pay all taxes (federal, state and local) when due, if such taxes were due after January 5, 1998.

                  (vii) (A) Seller's failure to make full payment of all amounts which are required to be paid after January 5, 1998 under the terms of any "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all specified fringe benefit plans as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, accident, group insurance and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or other understanding (whether qualified, unqualified, written or unwritten), and any trust, escrow, or other agreement related thereto, that (I) is maintained or contributed to by either Seller or any other corporation or trade or business controlled by, controlling or under common control with either Seller (within the meaning of Section 414 of the Code or Section

4001(a)(14) or 4001(b) of ERISA) ("ERISA Affiliate") or has been maintained or contributed to in the last six years by either Seller or an ERISA Affiliate, or with respect to which either Seller or an ERISA Affiliate has any liability, and
(II) provides benefits, or describes policies or procedures applicable to any current or former director, officer or employee of either Seller or an ERISA Affiliate, or dependents thereof, regardless of whether funded (the "Employee Plans");

                        (B) any proceeding instituted at any time regarding Seller's termination of any Employee Plan after January 5, 1998;

                        (C) Seller's failure after January 5, 1998 to pay insurance premiums with regard to any Employee Plan;

                        (D) Seller's failure after January 5, 1998 to comply with the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or to operate all "group health plans" as defined in Section 5000(b) of the Code, in conformance with the Medicare as Secondary Payor provisions of the Social Security Act;

                        (E) Seller's failure after January 5, 1998 to timely file all reports and descriptions of Employee Plans required to be filed pursuant to ERISA, the Code and any other applicable laws or failure to give all notices required thereunder;

                        (F) Seller's failure after January 5, 1998 to maintain workers' compensation coverage as required by applicable state law;

                        (G) Seller's failure after January 5, 1998 to otherwise comply with federal, state or local regulations related to Employee Plans.

                  (viii) either Seller's failure after January 5, 1998 to comply in all respects with all legal requirements and laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements under 29 U.S.C. ss.ss. 141-187, the payment of social security and similar taxes, and occupational safety and health.

                  (ix) any liability of the Seller not assumed by Purchaser, whether or not related to the Purchased Assets, whenever arising.

                  Section 7.3       Indemnification of the Seller .

                  The Purchaser agrees to indemnify, defend and hold harmless the Seller and any of its affiliates, shareholders, directors, officers, partners, employees, successors and assigns from and against any and all Losses which, directly or indirectly, arise out of, result from or relate to any inaccuracy in or any breach of any representation and warranty, or any breach of any covenant or agreement, of the Purchaser contained in this Agreement.

                  Section 7.4 Method of Asserting Claims . A claim for indemnity by any party (the "Indemnitee") against any other party (the "Indemnitor") may only be made by a written notice from the Indemnitee to the Indemnitor. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event any person or entity not a party to this Agreement shall make a demand or claim, or file or threaten to file any lawsuit which demand, claim or lawsuit may result in any liability, damage or loss to an Indemnitee, then, in any such event, after notice from the Indemnitee to the Indemnitor of such demand, claim or lawsuit, the Indemnitor shall have the duty at its or their sole expense and cost to retain counsel for the Indemnitee and to defend any such demand, claim or lawsuit. In the event that the Indemnitor shall fail to respond within ten (10) days (or such earlier date as may be required by law to respond to such demand, claim or lawsuit) after receipt of such notice of any such demand, claim or lawsuit, then the Indemnitee shall have the right to retain counsel and conduct a defense of such demand, claim or lawsuit, as he may in his discretion deem proper, at the sole cost and expense of the Indemnitor.

ARTICLE VIII - MISCELLANEOUS

                  8.1 Termination. (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                           (i)  by mutual consent of Seller and Purchaser;

                           (ii) by Purchaser, (A) at any time if the representations and warranties of Seller contained in Section 3.1 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to Seller given at any time after the expiration of thirty (30) days from the date of this Agreement (or such later date as shall have been specified in a writing authorized on behalf of

         Seller and Purchaser) if all of the conditions precedent set forth in
         Section 5.1 hereof have not been met; or

                           (iii) by Seller, (A) at any time if the
         representations and warranties of Purchaser contained in Section 3.2 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to Purchaser given at any time after the expiration of thirty (30) days from the date of this Agreement (or such later date as shall have been specified in a writing authorized on behalf of Seller and Purchaser) if all of the conditions precedent set forth in Section 5.2 hereof have not been met.

                           (B) In the event of the termination and abandonment hereof pursuant to the provisions of this Section 8.1, this Agreement (except for Section 4.2.2. which shall continue) shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect to this Agreement.

                  8.2      Brokers' and Finders' Fees.

                  (a) Seller represents and warrants to Purchaser that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person, who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller agrees to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealing, arrangements or agreements with any such person.

                  (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transaction contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Purchaser's dealings, arrangements or agreements with or any such person.

                  8.3. Sales, Transfer and Documentary Taxes, etc. Purchaser shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the sale or transfer of the Purchased Assets in accordance herewith whether imposed by law on Seller or Purchaser and Purchaser shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment of or failure to pay such taxes or the filing of or failure to file any reports required in connection therewith.

                  8.4. Expenses. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

                  8.5. Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

                  8.6. Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

                  8.7. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

                  8.8 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, as follows:

                           If to Purchaser, to:

                           Rotary Power Marine Corporation
                           11 Shore Drive
                           Great Neck, New York  11021
                           Attention: Jonathan Lauter

                           If to Seller, to:

                           Rotary Power Marine, Inc.
                           P.O. Box 128
                           Wood-Ridge, NJ  07075-0128
                           Attention: Ken Brody
or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

                  8.9. New Jersey Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New Jersey.

                  8.10. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

                  8.11. Headings, Gender and "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

                  8.12. Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.
                  8.13. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.14. Presumption. Should any of the provisions of this Agreement require interpretation, it is agreed that the Court interpreting or construing this Agreement shall not apply a presumption that the terms or provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared such document, it being agreed that all parties and their respective agents have participated in the preparation of this Agreement.

                  8.15. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                                                 ROTARY POWER MARINE, INC.



                                                 By:  /s/ Ken Brody
                                                      -------------
                                                    Name: Ken Brody
                                                    Title: President



                                                 ROTARY POWER MARINE CORPORATION



                                                 By:  /s/ Jonathan Lauter
                                                      -------------------
                                                    Name: Jonathan Lauter
                                                    Title: President